EXHIBIT 31

                     CERTIFICATE OF OWNERSHIP AND MERGER
                           Subsidiary Into Parent

                                   Merging
                           EMPIRE GLOBAL SUB, INC.
                    a Delaware Corporation ("Subsidiary")

                                with and into
                             EMPIRE GLOBAL CORP.
                       a Delaware Corporation ("Parent")
                  _________________________________________
       Pursuant to Section 253 of the Delaware General Corporation Law


    EMPIRE GLOBAL CORP., a Delaware corporation incorporated on the 26th day of August, 1998 ("Parent"), pursuant to the provisions of the General Corporation Law of the State of Delaware;

        DOES HEREBY CERTIFY:

FIRST: That Parent is organized and existing under the General Corporation Law of the State of Delaware.

SECOND: That Parent owns 100% of the capital stock of EMPIRE GLOBAL SUB, INC., a
        Delaware corporation incorporated on the 18th day of July, 2016, its wholly-owned subsidiary ("Subsidiary").

THIRD: That Parent determined to merge Subsidiary into itself (the "Merger"), pursuant to Section 253 of the Delaware General Corporation Law, by a resolution of its Board of Directors (the "Board") attached hereto as Exhibit A, duly adopted by the unanimous written consent of the members of the Board on July 18, 2016.

FOURTH: (a) That pursuant to Section 253(b) of the General Corporation Law of
            Delaware, upon the effectiveness of the merger, Parent, as the surviving corporation of the Merger, changes its corporate name to:
            Newgioco Group, Inc.

        (b) That the Certificate of Incorporation of Parent be amended by changing Article "FIRST" thereof so that, as amended, said Article "FIRST" shall be and read, in its entirety, as follows:

        "FIRST:   The name of the corporation is: Newgioco Group,  Inc,
        (the "Corporation").

FIFTH: The Merger shall become effective upon filing with the Delaware Secretary of State.













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    IN WITNESS WHEREOF, Parent has caused this Certificate of Ownership and
Merger to be executed by its duly authorized officer on this 19th day of July, 2016.

                                    EMPIRE GLOBAL CORP.

                                    By: /s/ MICHELE CIAVARELLA
                                        ----------------------
                                    Name:   Michele Ciavarella
                                    Title:  Chief Executive Officer



















































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                                                                       Exhibit A

   Authorizing Resolutions of the Board of Directors of Empire Global Corp.

          Adopted by Unanimous Written Consent dated July 18, 2016



    WHEREAS, Empire Global Sub, Inc., a Delaware corporation ("Subsidiary"), is the wholly owned subsidiary of the Corporation (hereinafter sometimes referred to as "Parent"), which lawfully owns 100% of the issued and outstanding stock of Subsidiary.

    WHEREAS, the Board has determined that it is advisable, fair and in the best interests of Parent and its stockholders to merge Subsidiary with and into Parent, pursuant to the terms and conditions of that certain Agreement and Plan of Merger (the "Merger Agreement"), which includes among other things, effecting a name change of Parent, from Empire Global Corp. to Newgioco Group, Inc., in accordance with the provisions of Title 8, Chapter 1, Subchapter IX, Sections 253 and 253(b) of the DGCL, which permits such merger and name change.

    WHEREAS, pursuant to the Merger Agreement by and between Parent and Subsidiary, Subsidiary will be merged with and into Parent, with Parent being the surviving entity, continuing its existence under the name Newgioco Group, Inc., and Subsidiary shall cease to exist after the effective date of the merger (the "Merger"), in accordance with Title 8, Chapter 1, Subchapter IX, Sections 253 and 253(b) of the DGCL.

    WHEREAS, in accordance with Title 8, Chapter 1, Subchapter IX, Sections 253 and 253(b) of the DGCL, in order to effect the Merger in Delaware, a Certificate of Ownership and Merger, in substantially the form reviewed by the Board, must be executed by the Corporation, and filed with the Secretary of State of the State of Delaware (the "DE Certificate of Ownership and Merger");

NOW THEREFORE BE IT

    RESOLVED, that the Merger, upon the terms and subject to the conditions set forth in the Merger Agreement and effected by the filing of the DE Certificate of Ownership and Merger be, and it hereby is, authorized and approved in all respects, with such changes as deemed necessary or appropriate by Michele Ciavarella, Chief Executive Officer of the Corporation (the "Authorized Signatory"); and it is further

    RESOLVED, that the form, terms and provisions of (i) the Merger Agreement and all attachments, exhibits and schedules thereto, attached hereto as Exhibit A, and (iii) the DE Certificate of Ownership and Merger, attached hereto as Exhibit B, and the consummation of the Merger and any other transactions contemplated by the Merger Agreement be, and each hereby is, authorized, approved and ratified in all respects; and the Authorized Signatory is hereby authorized, empowered and directed to execute and deliver the Merger Agreement and DE Certificate of Ownership and Merger, with such changes as deemed necessary or appropriate by the Authorized Signatory; and it is further

    RESOLVED, that the DE Certificate of Ownership and Merger be executed by the Authorized Signatory, in the name and on behalf of the Corporation, and delivered to the Secretary of State of the State of Delaware for filing, in accordance with Title 8, Chapter 1, Subchapter IX, Section 253 of the DGCL; and it is further




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    RESOLVED, that Parent and Subsidiary shall be merged into a single corporation, in accordance with applicable provisions of the DGCL, by Subsidiary merging with and into Parent, which shall be the surviving corporation; and it is further

    RESOLVED, upon the Merger becoming effective as provided in the applicable laws of the Delaware General Corporation Law (the time when the merger shall so become effective being sometimes herein referred to as the "Effective Date of the Merger"):

    i. The two constituent corporations shall be a single corporation, which shall be Parent, as the surviving corporation; and the separate existence of Subsidiary shall cease except to the extent provided by the law of the State of Delaware in the case of a corporation after its merger into another corporation.

    ii. Parent, the surviving corporation relinquishes its corporate name, and assumes in its place, the name: Newgioco Group, Inc., pursuant to
        Section 253(b) of the Delaware General Corporation Law.

        ; and it is further

    RESOLVED, Parent, as the surviving corporation in the merger, shall possess all the estate, property, rights, privileges and franchises Subsidiary and assume all debts, duties, liabilities and obligations thereof; and it is further

    RESOLVED, Parent's Certificate of Incorporation and Bylaws in effect immediately prior to the effectiveness of the Merger shall be the Certificate of Incorporation and Bylaws of the surviving corporation, with the corporate name change above to be reflected in such Certificate of Incorporation and Bylaws; and it is further

    RESOLVED, that as of the Effective Date of the Merger the Certificate of Incorporation of Parent be amended by changing Article "FIRST" thereof so that, as amended, said Article "FIRST" shall be and read, in its entirety, as follows:

    "FIRST:   The name of this corporation is:  Newgioco Group, Inc.
(the "Corporation")

        ; and it is further

    RESOLVED, that the officers and directors of Parent immediately prior to the Effective Date of the Merger shall continue in office as the officers and directors of the surviving corporation after the Effective Date of the Merger until they resign and their successors are duly elected or appointed; and it is further

    RESOLVED, that the manner of converting the outstanding shares of each of the constituent corporations shall be as follows:

    i. As of the Effective Date of the Merger each share of stock of Subsidiary, issued and outstanding, all of which are held by Parent, shall be surrendered and canceled without any action on the part of Parent, the sole shareholder of Subsidiary.

    ii. The Merger shall have no effect on the stock of Parent. As of the Effective Date of the Merger, each share of stock of Parent, issued and outstanding or held as treasury shares will remain the same as it were immediately prior to the Effective Date of the Merger, without any change, conversion or reclassification thereof; and it is further

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    RESOLVED, that the Authorized Signatory be and is hereby authorized and directed to make and execute a Certificate of Ownership and Merger, in the form attached hereto as Exhibit A, setting forth a copy of these resolutions to merge Subsidiary with and into Parent, which assumes Subsidiary's liabilities and obligations, and the date of adoption thereof, and to file the Certificate of Ownership and Merger in the office of the Secretary of State of Delaware, and cause a certified copy thereof to be filed in the office of the Recorder of Deeds of Kent County, Delaware; and it is further

    RESOLVED, that the officers and directors of Parent be and they hereby are, authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said Merger; and it is further

    RESOLVED, that the Authorized Signatory is hereby authorized, empowered and directed, in the name and on behalf of the Corporation and Subsidiary, to pay all necessary and reasonable fees and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement; and it is further

    RESOLVED, that the Authorized Signatory be, and hereby is, authorized, empowered and directed to execute and deliver, in the name and on behalf of the Corporation, the Merger Agreement, the DE Certificate of Ownership and Merger, and such other documents, agreements and instruments contemplated thereby and relating thereto, in each case with such changes, deletions, additions and alterations thereon or thereto, whether substantial or insubstantial, as the Authorized Signatory executing the same may, in his sole discretion, determine to be necessary, advisable or proper to carry out the transactions contemplated thereby, the execution and delivery thereof by such Authorized Signatory to be conclusive evidence, binding upon the Corporation, of such determination and approval by the Board and a duly authorized officer of the Corporation; and it is further

    RESOLVED, that any person dealing with the Authorized Signatory, acting for and on behalf of the Corporation, as the Corporation's representative, in connection with any of the foregoing matters shall be conclusively entitled to rely upon the authority of the Authorized Signatory, and by his execution of any document, agreement, consent or instrument, the same shall be a valid and binding obligation of the Corporation, enforceable in accordance with its terms; and it is further

    RESOLVED, that any third party dealing with the Authorized Signatory in connection with the transactions authorized by these resolutions shall be entitled to rely on a copy or facsimile of this written consent rather than the original hereof; and it is further

    RESOLVED, that the Authorized Signatory of the Corporation be, and hereby is, authorized, in the name and on behalf of the Corporation, to perform such further acts and deeds as may be necessary, convenient or appropriate, in the sole discretion of the Authorized Signatory, to carry out the transactions contemplated by, and the purposes and intents of, the foregoing resolutions, and all acts and deeds previously performed by the Authorized Signatory, prior to the date of these resolutions that are within the authority conferred by this resolution and the foregoing resolutions be, and they hereby are, confirmed, approved and ratified in all respects as the authorized acts and deeds of the Corporation.